Exhibit 99.1

FOR IMMEDIATE RELEASE

GSE SYSTEMS APPOINTS AUDIT INDUSTRY VETERAN, JIM STANKER, TO ITS BOARD OF DIRECTORS

Sykesville, MD – August 8, 2016 – GSE Systems, Inc. ("GSE" or "the Company") (NYSE MKT: GVP), the world leader in real-time high-fidelity simulation systems and training solutions to the power and process industries, today announced that its Board of Directors has appointed Jim Stanker as a Class I Director and member of the Audit Committee, effective August 8, 2016.  With Mr. Stanker's addition, GSE's Board has increased to seven directors, including five independent members.

Mr. Stanker brings to GSE's Board more than 30 years of strategic audit expertise and financial leadership with multinational corporations in the technology, manufacturing and commercial product industries.  Most recently, he concluded a sixteen year career at Grant Thornton LLP, where he served in various leadership capacities, including audit partner, professional practice director for the Atlantic Coast market, and global head of audit quality for the firm's international organization.  Prior to Grant Thornton, Mr. Stanker served terms as the Chief Financial Officer of a NASDAQ-listed technology company and the Chief Financial Officer of a privately-held life science startup.  He started his career as an auditor with Touche Ross in the early 1980s.
Mr. Stanker earned a Master of Business Administration from California State University, East Bay and a BS degree in Aeronautics from San Jose State University.  He is a licensed Certified Public Accountant (CPA) in Maryland, Virginia, and Washington, D.C., and received the global management accounting designation from the American Institute of CPAs (AICPA).
Kyle Loudermilk, GSE's President and Chief Executive Officer, said, "We welcome Jim to the Board of Directors and look forward to benefiting immediately from his expertise in corporate governance, strategic financial management and best practices in corporate controls.  His substantial auditing and financial expertise will help us immensely in this next phase of our growth journey."

Mr. Stanker commented, "GSE's proven simulation and training technology platform provides an excellent foundation for future growth.  I am honored to join the other highly-qualified members of GSE's Board and look forward to helping them guide management during the ongoing transformation and growth of the business."

ABOUT GSE SYSTEMS, INC.
GSE Systems, Inc. is a world leader in real-time high-fidelity simulation, providing a wide range of simulation, training and engineering solutions to the power and process industries. Its comprehensive and modular solutions help customers achieve performance excellence in design, training and operations.  GSE's products and services are tailored to meet specific client requirements such as scope, budget and timeline. The Company has over four decades of experience, more than 1,100 installations, and hundreds of customers in over 50 countries spanning the globe. GSE Systems is headquartered in Sykesville (Baltimore), Maryland, with offices in St. Marys, Georgia; Huntsville, Alabama; Chennai, India; Nyköping, Sweden; Stockton-on-Tees, UK; and Beijing, China. Information about GSE Systems is available at www.gses.com. http://www.ftserussel.com/

FORWARD LOOKING STATEMENTS
We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as "expect," "intend," "believe," "may," "will," "should," "could," "anticipate," and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact	The Equity Group Inc.
Chris Sorrells	Devin Sullivan
Interim Chief Operating Officer	Senior Vice President
GSE Systems, Inc.	(212) 836-9608
(410) 970-7802	dsullivan@equityny.com

Kalle Ahl, CFA
Senior Associate
(212) 836-9614
kahl@equityny.com